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                                                                    EXHIBIT 12.1

STATEMENT RE:

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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
                                                            YEARS ENDED DECEMBER 31,
                                                ------------------------------------------------
                                                 1999      2000       2001      2002      2003
                                                 ----      ----       ----      ----      ----
Earnings before provision for income taxes and
  equity in earnings of unconsolidated
  affiliate...................................  $63,309   $65,971   $102,197   $71,668   $83,946
Interest expense..............................    1,331     2,009      1,493     2,474     6,300
                                                -------   -------   --------   -------   -------
Earnings available to cover Interest
  expense.....................................  $64,640   $67,980   $103,690   $74,142   $90,246
                                                -------   -------   --------   -------   -------
                                                -------   -------   --------   -------   -------
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